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                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Cole Taylor Financial Group, Inc.

  We have audited the accompanying consolidated statements of income, changes in stockholders' equity and cash flows of Cole Taylor Financial Group, Inc. and subsidiaries for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Cole Taylor Financial Group, Inc. and Subsidiaries for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

                                          /s/ Coopers & Lybrand L.L.P.

Chicago, Illinois
January 25, 1994, except as to
 the information presented in
 Note 8 for which the date
 is January 28, 1994, and
 Notes 2 and 13 for which
 the date is October 2, 1996.